Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of May 1, 2023 (the “Effective Date”), is made by and among U-SWIRL INTERNATIONAL, INC., a Nevada corporation (“Creditor”), BOB PARTNERS X, LLC, a Delaware limited liability company (“Partners”), U SWIRL, LLC, a Delaware limited liability company (“U-Swirl”), U SWIRL FRANCHISING LLC, a Delaware limited liability company (“Franchising”), and U SWIRL GIFT CARD LLC, an Arizona limited liability company (“Gift Card” and, together with Franchising, U-Swirl and Partners, “Debtors”). Creditor and Debtors are referred to herein individually as a “Party” and collectively, “Parties”.

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, by and between Creditor and U-Swirl and, solely for the purposes of Article VI and Sections 8.6 and 8.7 therein, Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Purchase Agreement”), Creditor has agreed to provide a loan to U-Swirl, in exchange for U-Swirl issuing to Creditor that certain Secured Promissory Note, dated as of the date hereof, made by U-Swirl to Creditor (the “Note”);

WHEREAS, pursuant to that certain Pledge Agreement, dated as of the date hereof, by and among Creditor, U-Swirl, Partners and the individual owners (“Owners”) of Partners (the “Pledge Agreement”), (i) Owners pledged all of its membership interests in Partners, (ii) Partners pledged all of its membership interests in U-Swirl, and (iii) U-Swirl pledged all of its membership interests in each of Franchising and Gift Card, in each case, to Creditor to secure all of U-Swirl’s obligations under the Note;

WHEREAS, the Parties have agreed to secure the prompt and complete payment and performance of U-Swirl’s obligations under the Note by each Debtor granting to Creditor a first-priority security interest in all of each Debtor’s right, title and interest in and to the Collateral.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Definitions.

(a)         Unless otherwise specified herein, all references to Sections herein are to Sections of this Agreement.

(b)         Unless otherwise defined herein, terms used herein that are defined in the UCC have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)          For purposes of this Agreement, the following terms have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” means any Debtor’s default in any of the covenants, duties and obligations of such Debtor under or in respect of the Purchase Agreement, the Pledge Agreement or the Note, as applicable, which is not cured within any applicable cure period.

“Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, includes, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 4.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.          Grant of Security Interest. Each Debtor hereby grants to and creates in favor of Creditor a continuing first priority lien and security interest in favor of Creditor in and to all of each Debtor’s right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)        all fixtures and personal property of every kind and nature including all accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims described on Schedule A hereof, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b)         all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions of and to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Creditor from time to time with respect to any of the foregoing.

3.           Delivery by Debtors. The security interest granted hereunder shall be effective on the Effective Date. Each of the Debtors and the Creditor is hereby authorized and directed to record such security interest in its books and records as of such date.

4.           Secured Obligations. The Collateral secures the due and prompt payment and performance of (i) all covenants, duties and obligations of each Debtor under or in respect of the Note, the Purchase Agreement, the Pledge Agreement and this Agreement, as applicable, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise, and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Debtor under or in respect of the Note, the Purchase Agreement, the Pledge Agreement and this Agreement, as applicable (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 4 being herein collectively called the “Secured Obligations”).

5.           Guaranty.

(a)         For purposes of this Section 5, “Guarantors” means Franchising and Gift Card and “Guaranteed Obligations” has the meaning of “Secured Obligations” set forth herein.

(b)       Each Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees to Creditor, as and for Guarantor’s own debt, until final and indefeasible payment thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection, and (b) the punctual and faithful performance, keeping, observance, and fulfillment by U-Swirl of all of the agreements, conditions, covenants, and obligations of U-Swirl contained in the Purchase Agreement. For the avoidance of doubt, and notwithstanding any other provision of this Security Agreement, the Pledge Agreement, the Purchase Agreement or the Note, it is acknowledged and agreed that the Guaranteed Obligations are limited recourse to Franchising and Gift Card with respect to the exercise of rights and remedies in respect of the Collateral pursuant to this Security Agreement, and that Guarantors shall not otherwise have any obligation or liability for or in respect of the Guaranteed Obligations and the Creditor shall not make any demand or claim upon Franchising and Gift Card in respect of the Guaranteed Obligations other than with respect to its exercise of rights and remedies in respect of the Collateral pursuant to this Security Agreement.

6.           Perfection of Security Interest. Each Debtor hereby irrevocably authorizes Creditor at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments and continuations thereto relating to the Collateral, without the signature of each Debtor where permitted by law. Upon the occurrence and during the continuance of an Event of Default, under or in respect of the Note, the Purchase Agreement, the Pledge Agreement and this Agreement, each Debtor shall, from time to time, as may be required by Creditor with respect to all Collateral, promptly take (i) all actions as may be reasonably requested by Creditor to perfect the security interest of Creditor in the Collateral, and (ii) all actions as may be reasonably requested from time to time by Creditor so that control of such Collateral is retained and at all times held by Creditor for such Collateral that can only be perfected by control.

7.           Representations and Warranties. Each Debtor represents and warrants as follows on behalf of such Debtor:

(a)        With respect to Collateral owned by Debtor, Debtor is the sole, direct, legal and beneficial owner of such Collateral, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement and the Pledge Agreement, as applicable.

(b)         The pledge of the Collateral pursuant to this Agreement creates a valid and, following Creditor’s filing of any financing statement or taking of any other step necessary to perfect Creditor’s security interest in the Collateral pursuant to Section 6, perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(c)          Debtor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

(d)         This Agreement has been duly authorized, executed and delivered by Debtor and constitutes a legal, valid and binding obligation of Debtor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e)        No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by Debtor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by Debtor or the performance by Debtor of its obligations hereunder, other than those that have been obtained or made.

(f)         The execution and delivery of this Agreement by Debtor and the performance by Debtor of its obligations hereunder will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to Debtor or any of its property, or any agreement or instrument to which Debtor is party or by which its property is bound.

(g)          No person other than Debtor or Creditor, as applicable, has control or possession of all or any part of the Collateral.

8.          Distributions and Receivables. Subject to the terms of the Note, Creditor agrees that each Debtor may, unless an Event of Default shall have occurred and be continuing, exercise all rights of ownership in such Collateral in the ordinary course of its business and shall be entitled to receive, retain, spend and exercise all rights over all dividends and other distributions with respect to the Collateral consisting of securities or indebtedness owed by any obligor.

9.           Covenants.

(a)          Upon the occurrence and during the continuance of an Event of Default, each Debtor shall, upon request of Creditor, take all action reasonably required on its part for control to be obtained by Creditor over all Collateral with respect to which such control may be obtained pursuant to the UCC.

(b)         Each Debtor shall, at its own cost and expense, defend title to the Collateral and the first priority lien and security interest of Creditor therein against the claim of any person claiming against or through such Debtor and shall maintain and preserve such perfected first priority security interest for so long as this Agreement shall remain in effect.

(c)         Each Debtor agrees that at any time and from time to time, at the expense of such Debtor, such Debtor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be reasonably necessary or desirable, or that Creditor may reasonably request, in order to perfect and protect any security interest granted hereby or upon the occurrence and during the continuance of an Event of Default, to enable Creditor to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(d)         Each Debtor will not, without providing at least thirty (30) days’ prior written notice to Creditor, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Each Debtor will, prior to any change described in the preceding sentence, take all actions reasonably requested by Creditor to maintain the perfection and priority of Creditor’s security interest in the Collateral.

10.         Transfers and Other Liens. Except as permitted by this Agreement or the Pledge Agreement, each Debtor agrees that it will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or otherwise with the prior written consent of Creditor.

11.        Creditor Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, each Debtor hereby appoints Creditor as such Debtor’s attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time in Creditor’s discretion to take any action and to execute any instrument which Creditor may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Debtor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same (but Creditor shall not be obligated to and shall have no liability to such Debtor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable.

12.         Creditor May Perform. If any Debtor fails to perform any obligation contained in this Agreement, Creditor may itself perform, or cause performance of, such obligation, and the expenses of Creditor incurred in connection therewith shall be payable by such Debtor; provided, however, that Creditor shall not be required to perform or discharge any obligation of such Debtor.

13.        Reasonable Care. Creditor shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Creditor shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Creditor accords its own property, it being understood that Creditor shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Creditor has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by Creditor of any of its rights and remedies hereunder, shall relieve any Debtor from the performance of any obligation on such Debtor’s part to be performed or observed in respect of any of the Collateral.

14.         Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Parties agree as follows:

(a)          Creditor may, without any other notice to or demand upon Debtors, assert its right to take possession of, hold, sell or otherwise retain, liquidate or dispose of all or any portion of the Collateral.

(b)         If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to U-Swirl at its notice address as provided in the Purchase Agreement ten (10) days prior to the date of such disposition shall constitute reasonable notice. So long as the sale of the Collateral is made in a commercially reasonable manner, Creditor may sell such Collateral on such terms and to such purchaser(s) as Creditor in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall be made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, Creditor may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against Creditor arising out of the exercise by it of any rights hereunder. Each Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Creditor or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither Creditor nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Creditor shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(c)         All rights of each Debtor to receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 8 shall immediately cease, and all such rights shall thereupon become vested in Creditor, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.

(d)         Any cash held by Creditor as Collateral and all cash Proceeds received by Creditor in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Creditor to the payment of expenses incurred by Creditor in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Creditor hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as Creditor shall elect. Any surplus of such cash or cash Proceeds held by Creditor and remaining after payment in full of all the Secured Obligations shall be paid over to such Debtor or to whomsoever may be lawfully entitled to receive such surplus. Each Debtor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Creditor to collect such deficiency.

(e)         If Creditor shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, each Debtor agrees that, upon request of Creditor, each Debtor will, at its own expense, do or cause to be done all such acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

15.        No Waiver and Cumulative Remedies. Creditor shall not by any act (except by a written instrument pursuant to Section 17), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

16.        Security Interest Absolute. Except for such notice as is required under this Agreement, the Pledge Agreement, the Note or the Purchase Agreement, each Debtor hereby waives demand, notice, protest, notice of acceptance of this Agreement, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of Creditor and liens and security interests hereunder, and all Secured Obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of:

(a)          any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b)          any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(c)          any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(d)          any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations; or

(e)          any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, any Debtor against Creditor.

17.         Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Debtor therefrom shall be effective unless the same shall be in writing and signed by Creditor and such Debtor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

18.         Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be addressed to the respective Parties at their addresses as specified in, given in the manner as described and become effective as set forth in Section 10.6 of the Purchase Agreement.

19.         Continuing Security Interest; Further Actions. This Agreement creates a continuing first priority lien and security interest in the Collateral and shall (a) subject to Section 20, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon each Debtor, its successors and assigns, and (c) inure to the benefit of Creditor and its successors, transferees and assigns; provided, however, that each Debtor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Creditor. Without limiting the generality of the foregoing clause (c), any assignee of Creditor’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment, become vested with all the benefits granted to Creditor herein with respect to such Secured Obligations.

20.         Termination; Release. Upon the termination of the obligations of Debtors under the Note, Creditor will, at the request and sole expense of Debtors, (a) duly assign, transfer and deliver to or at the direction of Debtors (without recourse and without any representation or warranty) such of the Collateral, if any, as may then remain in the possession of Creditor, together with any monies at the time held by Creditor hereunder, and (b) execute and deliver to Debtors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and authorization for Debtors or their designee to file a UCC-3 financing statement to terminate any UCC-1 financing statement filed by Creditor.

21.         Governing Law; Jury Trial Waiver; Jurisdiction; Service of Process. Sections 22 and 23 of the Pledge Agreement shall apply to this Agreement, mutatis mutandis, as if each had been fully set forth herein.

22.        Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

23.         Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

24.       Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of facsimile or .pdf, or other electronic copies (complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) of signature pages for this Agreement, other documents required by the Agreement, and all certificates and other documents required to be delivered for Closing shall be valid and treated for all purposes as delivery of the originals.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the Effective Date.

DEBTORS:

BOB PARTNERS X, LLC

By:	/s/ Kishan Patel
Name: Kishan Patel
Title: Manager

U SWIRL, LLC

By: Bob Partners X, LLC
Its: Sole Member

By:	/s/ Kishan Patel
Name: Kishan Patel
Title: Manager

U SWIRL FRANCHISING LLC

By: U Swirl, LLC
Its: Sole Member

By: Bob Partners X, LLC
Its: Sole Member

By:	/s/ Kishan Patel
Name: Kishan Patel
Title: Manager

U SWIRL GIFT CARD LLC

By: U Swirl, LLC
Its: Sole Member

By: Bob Partners X, LLC
Its: Sole Member

By:	/s/ Kishan Patel
Name: Kishan Patel
Title: Manager

[Signature Page to Security Agreement]

CREDITOR:

U-SWIRL INTERNATIONAL, INC.

By:	/s/ Robert J. Sarlls
Name: Robert J. Sarlls
Title: Chief Executive Officer

[Signature Page to Security Agreement]

SCHEDULE A

Commercial Tort Claims

None.